Exhibit 99.1

Infinite Eagle Acquisition Corp., Led by Eagle Equity Partners’ Harry Sloan, Jeff Sagansky and Eli Baker, Announces Pricing of $300 million IPO

Infinite Eagle Will Feature a Warrantless Structure

Each Unit Includes One Class A Ordinary Share and One Eagle Share Right to Receive 1/25th of a Class A Ordinary Share

NEW YORK, New York, Jan. 15, 2026 (GLOBE NEWSWIRE) — Infinite Eagle Acquisition Corp. (the “Company”), the tenth public acquisition vehicle sponsored by Eagle Equity Partners, which is led by Harry Sloan, Jeff Sagansky and Eli Baker, today announced the pricing on January 15, 2026 of its initial public offering of 30,000,000 units, at a price of $10.00 per unit. Each unit consists of one Class A ordinary share and one Eagle Share Right to receive one twenty-fifth of one Class A ordinary share upon the consummation of an initial business combination. There are no warrants issued publicly or privately in connection with this offering. An amount equal to $10.00 per unit will be deposited into a trust account upon the closing of the offering. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “IEAGU” beginning on January 16, 2026. After the securities comprising the units begin separate trading, the Class A ordinary shares and Eagle Share Rights are expected to be listed on Nasdaq under the symbols “IEAG” and “IEAGR,” respectively. The offering is expected to close on January 20, 2026.

Infinite Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from its management team’s established global relationships and operating experience.

The Company’s sponsor is Eagle Equity Partners VI, LLC, of which Harry Sloan, Jeff Sagansky and Eli Baker are Managing Members. Harry Sloan and Jeff Sagansky are the Co-Chairmen of the Company. Joining Mr. Sloan and Mr. Sagansky in the management of the Company is Eli Baker, the Chief Executive Officer, who has served in various capacities in eight of Eagle Equity’s prior public acquisition vehicles, most recently as Chief Executive Officer of Bold Eagle Acquisition Corp. Also joining Mr. Sloan, Mr. Sagansky and Mr. Baker in the management of the Company is Ryan O’Connor, the Chief Financial Officer, who previously served as Chief Financial Officer of Finance of Bold Eagle Acquisition Corp.

Goldman Sachs & Co. LLC is acting as the underwriter for the offering. The Company has granted the underwriter a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, New York 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 15, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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INVESTOR AND MEDIA CONTACT:

Ryan O’Connor

t. (424) 284-3519

e. roconnor@eaglesinvest.com